Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference of our reports in the registration statements of the American Crystal Sugar Company on Form S-1 (File No. 33-83868, 333-11693 and 333-32251) and on our audits of the financial statements of American Crystal Sugar Company as of August 31, 2001.  Such audit reports are included or incorporated by reference in this Annual Report on Form 10-K.

/s/ EIDE BAILLY LLP

Eide Bailly LLP

Eden Prairie, Minnesota

November 16, 2001